UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

                                 August 25, 2006
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                            Brown-Forman Corporation
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             (Exact name of registrant as specified in its charter)

   Delaware                      002-26821                    61-0143150
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(State or other                 (Commission                (I.R.S. Employer
 jurisdiction of                File Number)              Identification No.)
 incorporation)

850 Dixie Highway, Louisville, Kentucky            40210
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(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code: (502) 585-1100
                                                    ----------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01.  ENTRY INTO MATERIAL DEFINITIVE AGREEMENT


       On August 28, 2006, Brown-Forman Corporation ("Brown-Forman") announced that it has entered into an Asset Purchase Agreement dated as of August 25, 2006 with Jose Guillermo Romo de la Pena, Luis Pedro Pablo Romo de la Pena, Grupo Industrial Herradura, S.A. de C.V. ("Grupo Industrial Herradura"), certain of their respective affiliates, and Brown-Forman Tequila Mexico, S. de R.L. de C.V., a subsidiary of Brown-Forman (the "Purchase Agreement"). Pursuant to the Purchase Agreement, Brown-Forman will acquire substantially all of the assets of Grupo Industrial Herradura and its affiliates relating to the tequila business, including the Herradura and el Jimador tequilas, the New Mix tequila-based ready-to-drink brand, related production facilities and a sales and distribution organization in Mexico, for an aggregate purchase price of $876 million in cash and the assumption of selected liabilities, in each case on the terms and conditions set forth in the Purchase Agreement (the "Acquisition").

       The Purchase Agreement has been approved by all necessary corporate and shareholder actions, including the approval of the shareholders of Grupo Industrial Herradura. The closing of the Acquisition, which is expected to occur in the fourth calendar quarter of 2006, is subject to a number of conditions, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, issuance of a non-objection opinion in respect of the Acquisition by the Mexican Federal Competition Commission, receipt of other material regulatory approvals and permits, and other customary conditions.

       Under the terms of the Purchase Agreement, the aggregate purchase price is subject to increase or decrease based on the closing amount of working capital and will be reduced based on the amount of accounts receivable retained by the sellers in accordance with the Purchase Agreement. In addition, the Purchase Agreement includes representations, covenants, seller non-competition arrangements and indemnification obligations customary for transactions of this nature, as well as an escrow for the benefit of Brown-Forman, consisting of $22 million of the purchase price. Half of the escrow amount is expected to be released to the sellers at the second anniversary of the closing date and the remainder at the third anniversary, in each case subject to any claims. The Purchase Agreement may be terminated upon the occurrence of certain events, including the failure to complete the Acquisition on or before 120 calendar days after the date of the Purchase Agreement, subject to certain conditions.

       The Acquisition is anticipated to be financed by cash and debt.

       The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated into this report by reference.

       This report contains statements that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, words such as "expects," "will," "projects," "anticipates" and similar expressions identify a forward-looking statement, which speaks only as of the date the statement is made. Except as required by law, we do not intend to update or revise any


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forward-looking statements, whether as a result of new information, future events, or otherwise. We believe that the expectations and assumptions with respect to our forward-looking statements are reasonable. But by their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors that in some cases are out of our control. These factors could cause our actual results to differ materially from Brown-Forman's historical experience or our present expectations or projections.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

       (D)  EXHIBITS

EXHIBIT      DESCRIPTION

2.1 Asset Purchase Agreement, dated as of August 25, 2006, by and among Jose Guillermo Romo de la Pena, Luis Pedro Pablo Romo de la Pena, Grupo Industrial Herradura, S.A. de C.V., certain of their respective affiliates, Brown-Forman Corporation and Brown-Forman Tequila Mexico, S. de R.L. de C.V.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Brown-Forman Corporation
                                        (Registrant)


August 29, 2006                         By: /s/ Nelea A. Absher
-------------------                         -----------------------------------
(Date)                                      Name:  Nelea A. Absher
                                            Title: Vice President and Assistant
                                                   Corporate Secretary



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                                 EXHIBIT INDEX

2.1 Asset Purchase Agreement, dated as of August 25, 2006, by and among Jose Guillermo Romo de la Pena, Luis Pedro Pablo Romo de la Pena, Grupo Industrial Herradura, S.A. de C.V., certain of their respective affiliates, Brown-Forman Corporation and Brown-Forman Tequila Mexico, S. de R.L. de C.V.